Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG PHARMACEUTICALS ANNOUNCES RESULTS OF SPECIAL STOCKHOLDER MEETING
REGARDING PROPOSED MERGER

LEXINGTON, MA, (October 21, 2011) — AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) announced results from today’s Special Meeting of AMAG Stockholders, at which a proposal to approve the issuance of shares of AMAG common stock to the stockholders of Allos Therapeutics, Inc. in connection with the merger with Allos did not receive the necessary votes to be adopted.

“AMAG’s Board and management team have had a constructive dialogue with our stockholders over the past three months and we value their perspectives,” said Brian J.G. Pereira, MD, CEO of AMAG. “While our strategy of adding products to our portfolio to leverage our infrastructure is important to our long-term success, we are committed to pursuing all opportunities to enhance stockholder value.”

Dr. Pereira continued, “Feraheme provides a solid foundation from which to build a profitable specialty pharmaceutical company. As we pursue label and geographic expansion opportunities for Feraheme, we will ensure the appropriate level of investment in support of the brand and its current indication.  We are finalizing a plan to align our expense structure with our near-term revenue projections for Feraheme, without compromising our investment in the broader iron deficiency anemia program.”

AMAG will discuss its strategy in more detail, including specific plans on expense realignment, on the Company’s third quarter 2011 financial results conference call, scheduled for November 7, 2011.  AMAG ended the third quarter of 2011 with more than $250 million in cash and investments.

In accordance with the terms of the merger agreement with Allos, AMAG will terminate the merger agreement and pay Allos $2 million to cover expenses Allos has incurred related to the proposed transaction.

Conference Call and Webcast Access
AMAG Pharmaceuticals, Inc. will host a conference call and webcast this morning at 10:00 am ET to discuss today’s press release.  To access the conference call via telephone, dial (877) 412-6083 from the United States or (702) 495-1202 for international access.  A telephone replay of the conference call will be available from approximately 1:00 p.m. ET on October 21 until midnight October 25. To access the

October 21, 2011	AMAG Pharmaceuticals, Inc.

replay, dial (855) 859-2056 from the United States or (404) 537-3406 for international access.  The pass code for the live call and the replay is 20957404.  Following the conference call, the webcast replay will be available at approximately 1:00 p.m. ET and will be archived on the Investors section of the AMAG Pharmaceuticals, Inc. website through midnight November 21, 2011.

About AMAG Pharmaceuticals, Inc.
AMAG Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia. For additional company information, please visit www.amagpharma.com.

AMAG Pharmaceuticals and Feraheme are registered trademarks of AMAG Pharmaceuticals, Inc.

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, are intended to identify such forward-looking statements, but their absence does not mean that a particular statement is not forward-looking.  Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements.  These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Examples of such forward looking statements include AMAG’s intent to pursue label and geographic expansion and AMAG’s intent to align its expense structure with near-team revenue projections. In any forward-looking statement in which AMAG expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: economic, business, competitive, and/or regulatory factors affecting the businesses of AMAG generally, including those set forth in the filings of AMAG with the Securities and Exchange Commission, especially in the “Risk Factors” section of AMAG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 5, 2011, and in AMAG’s other periodic reports and filings with the SEC.  AMAG cautions investors not to place undue reliance on the forward-looking statements contained herein.  All forward-looking statements are based on information currently available to AMAG on the date hereof, and AMAG undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

AMAG Pharmaceuticals, Inc. Contacts:
Amy Sullivan, 617-498-3303
Carol Miceli, 617-498-3361